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Investor Contact: Carl Kraus 904-357-9158

RAYONIER ANNOUNCES PROPOSED PRIVATE PLACEMENT

OF $250 MILLION SENIOR EXCHANGEABLE NOTES

JACKSONVILLE, Fla. - October 9, 2007 - Rayonier (NYSE:RYN) today announced that its wholly owned subsidiary, Rayonier TRS Holdings Inc. ("TRS"), intends to offer, subject to market and other conditions, approximately $250 million aggregate principal amount of senior exchangeable notes due 2012 through an offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). The notes will be fully and unconditionally guaranteed by Rayonier Inc. ("Rayonier") and exchangeable for Rayonier common stock under certain circumstances. Upon any exchange, holders will receive cash up to the principal amount, and any excess exchange value will be delivered, at Rayonier's election, in cash, Rayonier common shares or a combination of both. TRS also expects to grant the initial purchasers of the notes a 13-day option to purchase additional notes to cover over-allotments in an amount not to exceed $37.5 million.

TRS will use a portion of the net proceeds of the offering to repay in full indebtedness outstanding under its revolving credit facility and to make a distribution, in one or more dividend transactions, to Rayonier. Rayonier intends to apply some or all of the proceeds from such dividend distribution together with the proceeds of the warrant transaction referred to below and cash on hand to repay a $112.5 million note due December 31, 2007 to an unrelated third party. TRS also intends to use a portion of the net proceeds from the offering for the cost of certain exchangeable note hedge transactions that TRS expects to enter into with one or more financial institutions, which may include affiliates of the initial purchasers of the notes. The exchangeable note hedge transactions are intended to limit exposure to potential dilution to Rayonier shareholders from noteholders who could exchange the notes for Rayonier common shares. In addition, in connection with this transaction, Rayonier expects to enter into separate warrant sale transactions with financial institutions that enter into the exchangeable note hedge transactions. Finally, TRS will use any remaining proceeds for general corporate purposes.

In connection with establishing their initial hedge of the exchangeable note hedge and warrant transactions, such financial institutions or affiliates thereof expect to enter into various derivative transactions with respect to Rayonier's common shares and/or purchase Rayonier's common shares in secondary market transactions concurrently with, or shortly after, the pricing of the notes. In addition, these financial institutions or affiliates thereof may modify their hedge positions by entering into or unwinding various derivative transactions and/or purchasing or selling Rayonier's common shares in secondary market transactions prior to maturity of the notes (and are likely to do so during any exchange reference period related to any exchange of the notes). These activities could have the effect of increasing or preventing a decline in the price of Rayonier's common shares.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

These securities will not be registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

Rayonier is a leading international forest products company with three core businesses: Timber, Real Estate and Performance Fibers. It owns, leases or manages 2.6 million acres of timber and land in the U.S. and New Zealand. Rayonier's holdings include approximately 200,000 acres with residential and commercial development potential along the fast-growing Interstate 95 corridor between Savannah, Georgia, and Daytona Beach, Florida. Its Performance Fibers business is the world's leading producer of high-value specialty cellulose fibers. Approximately 40% of Rayonier's sales are outside the U.S. to customers in more than 50 countries. Rayonier is structured as a Real Estate Investment Trust ("REIT").

Statements in this press release regarding anticipated earnings, revenues and other statements relating to Rayonier's financial and operational performance are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as "may," "will," "should," "expect," "estimate," "believe," "anticipate" and other similar language. The following important factors, among others, could cause actual results to differ materially from those expressed in the forward-looking statements: the cyclical and competitive nature of the forest products and real estate industries; fluctuations in demand for, or supply of, our performance fibers products, timber, wood products or real estate and entry of new competitors into these markets; changes in energy and raw material prices, particularly for our performance fibers and wood products businesses; changes in global market trends and world events, including those that could impact customer demand; changes in environmental laws and regulations, including laws regarding air emissions and water discharges, remediation of contaminated sites, timber harvesting, delineation of wetlands and endangered species, that may restrict or adversely impact our ability to conduct our business; the lengthy, uncertain and costly process associated with the ownership or development of real estate, especially in Florida, which also may be affected by changes in law, policy and political factors beyond our control; unexpected delays in the entry into or closing of real estate transactions; adverse weather conditions, including natural disasters, affecting our timberland and the production, distribution and availability of raw materials such as wood, energy and chemicals; our ability to identify and complete timberland and higher value real estate acquisitions; the geographic concentration of a significant portion of our timberland; changes in key management and personnel; interest rate and currency movements; our capacity to incur additional debt; changes in import and export controls or taxes; our ability to continue to qualify as a REIT and to fund distributions using cash generated through our taxable REIT subsidiaries; the ability to complete like-kind-exchanges of timberlands and real estate; changes in tax laws that could reduce the benefits associated with REIT status; and additional factors described in the company's most recent Form 10-K on file with the Securities and Exchange Commission and the Confidential Offering Circular in respect of the senior exchangeable notes to be offered by TRS. Rayonier assumes no obligation to update these statements except as may be required by law.

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